Calculation of Filing Fee Tables
S-3
Invivyd, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.0001 par value per share	457(o)
		Equity	Preferred Stock, $0.0001 par value per share	457(o)
		Debt	Debt securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 166,497,267.99	0.0001381	$ 22,993.27
		Other	Other	457(o)
Fees Previously Paid	3	Unallocated (Universal) Shelf		457(o)			$ 52,620,945.20		$ 7,266.95
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.0001 par value per share	415(a)(6)						S-3	333-267643	10/05/2022
Carry Forward Securities		Equity	Preferred Stock, $0.0001 par value per share	415(a)(6)						S-3	333-267643	10/05/2022
Carry Forward Securities		Debt	Debt securities	415(a)(6)						S-3	333-267643	10/05/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-267643	10/05/2022
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-267643	10/05/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 130,881,786.81			S-3	333-267643	10/05/2022	$ 12,132.74
			Total Offering Amounts:				$ 350,000,000.00		$ 30,260.22
			Total Fees Previously Paid:						$ 7,266.95
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 22,993.27
Offering Note
[1]	(A) Invivyd, Inc. (the "Registrant") is registering under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $350,000,000. If the Registrant issues any debt securities at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $350,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The Registrant may sell any securities the Registrant is registering under this registration statement separately or as units with one or more of the other securities the Registrant is registering under this registration statement. The Registrant will determine, from time to time, the proposed maximum offering price per unit in connection with its issuance of the securities the Registrant is registering under this registration statement. The securities the Registrant is registering under this registration statement also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as the Registrant may issue upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares the Registrant is registering under this registration statement include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares the Registrant is registering as a result of stock splits, stock dividends or similar transactions. (B) The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3. (C) The amount of the registration fee is calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $130,881,786.81 registered hereunder are unsold securities (the "Unsold Securities") previously covered by the Registrant's registration statement on Form S-3 (File No. 333-267643), which became effective on October 5, 2022 (the "Prior Registration Statement"), and are included in this registration statement. The Registrant paid a filing fee of $12,132.74 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

[3]	(A) The Registrant is registering under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $350,000,000. If the Registrant issues any debt securities at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $350,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The Registrant may sell any securities the Registrant is registering under this registration statement separately or as units with one or more of the other securities the Registrant is registering under this registration statement. The Registrant will determine, from time to time, the proposed maximum offering price per unit in connection with its issuance of the securities the Registrant is registering under this registration statement. The securities the Registrant is registering under this registration statement also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as the Registrant may issue upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares the Registrant is registering under this registration statement include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares the Registrant is registering as a result of stock splits, stock dividends or similar transactions. (B) The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3. (C) The amount of the registration fee is calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed. (D) The Registrant previously paid a registration fee of $7,266.95 for the registration of securities with a maximum aggregate price of $52,620,945.20 in connection with initial filing of this registration statement on October 2, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A